UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 24, 2010
Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (650) 527-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
FY11 Executive Annual Incentive Plans
On May 24, 2010, the Compensation Committee of Symantec Corporation (the “Company”) approved the target payouts under the FY11 Executive Annual Incentive Plans for certain named executive officers. Under the terms of these plans, the named executive officers will be eligible to receive performance-based incentive bonuses based on the Company’s achievement of specified performance metrics for the fiscal year ended April 1, 2011. For named executive officers other than the Company’s CEO, the incentive bonus will also be based on the named executive officer’s individual performance. For our named executive officers, the target payouts under the FY11 Executive Annual Incentive Plans are as follows: for Enrique Salem, 150% of annual base salary at 100% achievement; for James Beer, 90% of annual base salary at 100% achievement; and for David Thompson, 80% of annual base salary at 100% achievement. For Mr. Salem, the actual bonus amounts are subject to the following metrics and weighting: (a) achievement of targeted annual revenue growth of Symantec (50% weighting); and (b) achievement of targeted annual earnings per share growth of Symantec (50% weighting). For Messrs. Beer and Thompson, the actual bonus amounts are subject to the following metrics and weighting: (a) achievement of targeted annual revenue growth of Symantec (50% weighting); (b) achievement of targeted annual earnings per share growth of Symantec (20% weighting); and (c) a metric based on the named executive officer’s individual performance (30% weighting). With respect to the revenue and earnings per share metrics, the calculations will be made assuming that foreign currency is held constant at plan rates. The measurement periods for all metrics is the fiscal year ending on April 1, 2011. The maximum award under the FY11 Executive Annual Incentive Plan is 175% of the executive’s target payout.
John Thompson, our retired Chief Executive Officer and current Chairman of the Board, will not participate in the FY11 Executive Annual Incentive Plan. The Compensation Committee did not set a target payout under the FY11 Executive Annual Incentive Plan for Gregory Hughes, our Group President, Enterprise Products.
Adoption of FY11 Long Term Incentive Plan (LTIP)
On May 24, 2010, the Compensation Committee of the Company approved the target payouts under the FY11 Long Term Incentive Plan for its executive officers (the “Participants”). Under the terms of this plan, the Participants will be eligible to receive performance-based compensation based upon the level of attainment of the target performance metric through the Company’s fiscal year ending April 1, 2011 (the “Performance Period”). The long-term incentive will be measured at the end of the Performance Period and paid following the last day of the second (2nd) fiscal year following the end of the Performance Period (the “Payment Date”). Subject to certain exceptions, a Participant who terminates his or her employment with the Company before the Payment Date will not be eligible to receive the payment or any prorated portion thereof.
The Company’s operating cash flow achievement for the Performance Period against target operating cash flow for the Performance Period will be used to determine the eligibility for a payment. A 100% payment will be paid to a Participant on the Payment Date if 100% of budgeted operating cash flow is attained with respect to the Performance Period (the “Target LTIP Award”). For FY11, the Target LTIP awards for our named executive officers are as follows: Enrique Salem, $2.0 million; James Beer, $300,000; and David Thompson, $300,000. A participant is eligible for 25% of the Target LTIP Award if at least 85% of budgeted Operating Cash Flow is attained with respect to the Performance Period and for up to 200% of the Target LTIP Award if at least 120% of budgeted Operating Cash Flow is attained with respect to the Performance Period.
John Thompson, our retired Chief Executive Officer and current Chairman of the Board, will not participate in the FY11 Long Term Incentive Plan. The Compensation Committee did not set a target payout under the FY11 Long Term Incentive Plan for Gregory Hughes, our Group President, Enterprise Products.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
Date: May 28, 2010	By:	/s/ Scott C. Taylor
Scott C. Taylor
Executive Vice President, General Counsel and Secretary